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                                                                Exhibit 23.4

                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HFS Incorporated (the "Company") on Form S-4 of our report dated June 22, 1995 (except for Note 13, as to which the date is October 12, 1995), related to the financial statements of Century 21 of Eastern Pennsylvania Inc. as of and for the years ended April 30, 1995 and 1994, included in the Company's Current Report on Form 8-K dated February 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ Woolard, Krajnik & Co
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WOOLARD, KRAJNIK & COMPANY, LLP
Exton, Pennsylvania
March 21, 1997